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                                                                    Exhibit 4.12

                                                                  EXECUTION COPY

                     SIEMENS WESTINGHOUSE POWER CORPORATION

                              CONSENT TO ASSIGNMENT

         THIS CONSENT TO ASSIGNMENT (this "Consent to Assignment") is entered into as of June 1, 1999 by SIEMENS WESTINGHOUSE POWER CORPORATION, a Delaware corporation (the "Consenting Party"), and IBJ WHITEHALL BANK & TRUST COMPANY, as collateral agent (the "Collateral Agent", together with any successors thereto in such capacity, referred to as the "Assignee"), for the benefit of and on behalf of the Senior Parties defined below.

         A. AES Ironwood, L.L.C. (the "Company"), a Delaware limited liability company, intends to develop, construct, own, operate and finance a nominal 705 MW (net) gas-fired combined cycle electric generating facility (the "Facility") (the Facility, equipment and facilities associated with the Facility and such financing, development and construction, the "Project") to be located in South Lebanon Township, Lebanon County, Pennsylvania.

         B. The Company intends to finance the Project, in part, through the issuance, from time to time, of certain securities (the "Securities") pursuant to a Trust Indenture, dated as of June 1, 1999 between the Company and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"), as it may be amended or supplemented from time to time (the "Indenture").

         C. All obligations of the Company under the Securities, the Collateral Agency Agreement (defined below), and any other agreements evidencing senior debt of the Company (collectively, the "Financing Documents") to the Trustee, the Collateral Agent, each successor to any such person and each other person providing senior debt to the Company who is or becomes a party to the Collateral Agency Agreement pursuant to its terms (collectively, the "Senior Parties") will be secured by a certain Mortgage, Security Agreement, Indenture, Pledge Agreement and Assignment of Leases and Income, each between the Company and IBJ Whitehall Bank & Trust Company (collectively, the "Security Documents").

         D. The Senior Parties and the Company have entered into the Collateral Agency Agreement (as amended, supplemented or modified and in effect from time to time, the "Collateral Agency Agreement") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents,
(b) the priority of their respective security interests created by the Security Documents, (c) the application of project revenues and certain other monies and items and (d) the appointment of the Collateral Agent as collateral agent.

         E. The Company (as assignee of AES Ironwood, Inc.) and the Consenting Party have entered into that certain Maintenance Program parts, Shop Repairs and Scheduled Outage TFA
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Services Contract (the "Assigned Agreement") dated as of September 23, 1998, pursuant to which, among other things, the Consenting Party will provide to the Company certain combustion turbine parts, shop repairs and scheduled outage technical field assistance services.

         F. The Company has notified the Consenting Party that all of the Company's right, title and interest in the Assigned Agreement are to be assigned to the Collateral Agent as security pursuant to one or more of the Security Documents.

         G. It is a condition precedent to the extension of credit by the Senior Parties that the Consenting Party execute and deliver this Consent to Assignment for the benefit of the Senior Parties.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein shall have the respective meanings specified herein or, if not defined herein, as defined in the Assigned Agreement.

         2. Consent to Assignment. The Consenting Party acknowledges that prior to the date hereof, AES Ironwood, Inc. has assigned all of its right, title and interest in the Assigned Agreement to the Company. The Consenting Party hereby irrevocably consents to the assignment of the Assigned Agreement by the Company to the Assignee for the benefit of the Senior Parties as security. The Consenting Party shall continue performance under the Assigned Agreement in accordance with its terms and the terms of this Consent to Assignment.

         3. No Defaults. The Consenting Party acknowledges and agrees that (a) the Assigned Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written, (b) the Consenting Party has not assigned, transferred or hypothecated the Assigned Agreement or any interest therein, (c) the Consenting Party has no knowledge of any default by the Company in any respect of the performance of any material provision of the Assigned Agreement and without having performed any specific due diligence no knowledge of any event or condition which would either immediately or with the passage of any applicable grace period or giving of notice or both, enable the Consenting Party to terminate or suspend its obligations under the Assigned Agreement, (d) none of the Company's rights under the Assigned Agreement has been waived in writing, (e) the assignment by the Company of the Assigned Agreement to the Assignee, as security, and the acknowledgment of and consent to such assignment by the Consenting Party, will not cause or constitute a default under the Assigned Agreement or an event or condition which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement, and (f) subject to the provisions of Section 9 hereof, a foreclosure or other exercise of remedies under any of the Security Documents or any sale thereunder by the Assignee, any of the Senior Parties or any of their respective designees or assignees, whether by judicial proceedings or under any power of sale contained therein, or any conveyance from the Company to the Assignee, any of the Senior Parties or any of their respective designees or assignees, in lieu thereof, shall not require the consent of the Consenting Party, or cause or constitute a default under the Assigned Agreement or an event or condition which would,


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with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement.

         4. Notice of Company's Defaults and Termination. Anything in the Assigned Agreement notwithstanding, for so long as any Financing Liabilities (as defined in the Collateral Agency Agreement) are outstanding under the Financing Documents and until the same have been satisfied in full, the Consenting Party shall not exercise any right it may have under the Assigned Agreement, at law or in equity, to cancel, suspend or terminate the Assigned Agreement, or any of its obligations thereunder, as the result of any default or other action or omission (each herein a "default") of the Company unless the Consenting Party, shall have given a copy of any notice of default to the Assignee when such notice was given to the Company, such notice to be coupled with an opportunity to cure any such default, in the case of a payment default, within the time period provided for in the Assigned Agreement (plus accrued interest thereon pursuant to Section 4.6 of the Assigned Agreement) or, with respect to nonmonetary defaults, 30 days after the expiration of all periods for cure to which the Company is entitled under the Assigned Agreement, and written notice of such expiration has been given to the Assignee (or for defaults the curing of which requires the Assignee's possession of the Facility through foreclosure, such longer period of time as may be reasonably necessary under the circumstances to complete such foreclosure or cure such default, provided the Assignee, any of the Senior Parties, or any of their respective designees or assignees is diligently pursuing such cure or foreclosure, such cure period to commence upon delivery of such further notice to the Assignee, or, with respect to any defaults which are not susceptible of being so corrected, to rectify to the Consenting Party's reasonable satisfaction the effect upon the Consenting Party of such default by the Company within such period provided, however, that if any such party is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding, then the time periods specified in this Section 4 for curing a default shall be extended for the period of such prohibition if the Assignee shall have notified the Consenting Party in writing of its intent to commence such cure or cause such cure to be commenced immediately upon cessation of such prohibition. All notices provided hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) one business day after being deposited for overnight delivery with a nationally recognized overnight courier, such as FedEx, (c) when received, if deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the Assignee at the address indicated below or such other address as the Assignee may have specified by written notice delivered in accordance herewith, or (d) when transmitted by telecopy to the number specified below and the receipt confirmed telephonically by recipient, provided that such telecopy is then followed by a copy of such notice delivered by a method specified in clause (a), (b) or (c) above.

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                  IBJ Whitehall Bank & Trust Company, as Collateral Agent
                  One State Street
                  New York, New York 10004
                  Attention: Capital Markets Trust Services
                  Facsimile: 212-858-2952

         No cancellation, suspension or termination of the Assigned Agreement by the Consenting Party, or of any of the Consenting Party's obligations thereunder by the Consenting Party, shall be binding upon the Assignee or any of the Senior Parties without such notice and the lapse of the applicable cure period. Any dispute that may arise under the Assigned Agreement notwithstanding, the Consenting Party shall continue performance under the Assigned Agreement for the benefit of the Assignee and resolve any dispute without discontinuing such performance until the lapse of the notice and applicable cure periods or extension periods in favor of the Assignee as provided herein. Except as otherwise provided in Section 9 hereof, the Assignee, any of the Senior Parties or any of their respective designees or assignees may, but shall be under no obligation to, make any payment or perform any act required thereunder to be made or performed by the Company, with the same effect as if made or performed by the Company. Except as otherwise specifically provided in the immediately preceding paragraph, the Consenting Party shall have all its rights and remedies with respect to such default as set forth in the Assigned Agreement. The Assignee shall promptly notify the Company upon satisfaction in full of all Financing Liabilities.

         5. No Previous Assignment. The Consenting Party represents and warrants to the Assignee that it has not assigned, transferred or hypothecated, nor previously consented to any assignment, transfer or hypothecation by the Company of the Assigned Agreement or any interest therein.

         6. Amendment and Modification. The Consenting Party acknowledges and confirms that under the terms of the Financing Documents, the Company is not permitted to request or approve Changes without certain certifications to the Assignee.

         7. Payments to Revenue Account. The Consenting Party hereby agrees that, so long as any notes, bonds, loans, letters of credit, commitments or other obligations, or any other Financing Liabilities, are outstanding under the Financing Documents and until the same have been satisfied in full, all payments to be made by the Consenting Party with respect to the Assigned Agreement shall be in lawful money of the United States of America, in immediately available funds. The Company hereby directs the Consenting Party to, and the Consenting Party hereby agrees to, make all such payments with respect to the Assigned Agreement directly to the Assignee at ABA No. 026007825, for credit to AES Ironwood, L.L.C, for further credit to Account No. 630000041.2 (Revenue Account)
Attention: Capital Markets Trust Services, or to such other person and/or at such other address as the Assignee may from time to time specify in writing to the Consenting Party. All payments required to be made by the Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, except for such offset, recoupment, abatement, withholding or reduction as is not prohibited by the terms of the Assigned Agreement.

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         8. Protection of Assignee. In the event that either (a) the Company's interest in the Project shall be sold, assigned or otherwise transferred pursuant to the exercise of any right, power or remedy by the Assignee or pursuant to judicial proceedings, or (b) the Company rejects all or a portion of the Assigned Agreement under Title 11, United States Code, or other similar Federal or state statute and such rejection is approved by the appropriate bankruptcy court or is otherwise effective pursuant to such statute, the Consenting Party shall, promptly, and in no event longer than ten (10) days after receipt of written request therefor which request shall be made no more than thirty (30) days after the date such assignment, sale, transfer or rejection is approved or is otherwise made effective (as applicable), execute and deliver an agreement, which shall in the case of (a) supersede the earlier agreement, to the Assignee, any Senior Parties or any of their respective nominees, purchasers, assignees or transferees, as the case may be, for the remainder of the term of the Assigned Agreement and with substantially the same terms as are contained therein provided that such Assignee, Senior Party or their respective nominee, purchaser, assignee or transferee, as the case may be,
(i) shall agree in writing, to the extent curable, to cure any existing default under the Assigned Agreement, (ii) shall in the reasonable opinion of the Consenting Party be as financially and otherwise capable of performing all obligations of the Company under the Assigned Agreement as the Company at the time it closed the financing of the Project and received the first advance thereunder, (iii) shall not be a direct competitor of the Consenting Party in the manufacture and sale of power generation equipment or a wholly owned subsidiary of such entity and (iv) shall not be an adverse party to the Consenting Party or any of its affiliates in any arbitration or litigation. If the Assignee notifies the Consenting Party of the identity of any proposed purchaser, assignee or transferee, as the case may be, the Consenting Party shall notify the Assignee within 10 days of receipt of such notification by the Assignee as to whether such purchaser, assignee or transferee of the Company fails to meet the requirements of clause (iii) or (iv), and stating the reasons therefor.

         9. Acknowledgement of Assignee's Obligations and Rights. Neither the Assignee nor any of the Senior Parties has any obligation hereunder to extend credit to the Consenting Party or any contractor of the Consenting Party at any time for any purpose. The Assignee shall have no obligation to the Consenting Party under the Assigned Agreement until such time as the Assignee notifies the Consenting Party in writing of the Assignee's election to exercise its rights hereunder. Upon the occurrence and during the continuance of an event of default under any of the Security Documents, the Assignee or any of the Senior Parties shall have the right to the extent authorized under the Security Documents, to
(a) take possession of the Project and operate the same as attorney-in-fact for the Company, (b) foreclose upon, sell or otherwise transfer their interest in the Project and any purchaser at such sale which may include the Assignee or its designees or assignees, shall have the right to succeed to the Assignee's or the Senior Parties' rights hereunder ("Substitute Owner"), as the case may be, provided that the (i) Substitute Owner shall on or before succeeding to such rights agree in writing to assume the obligations of the Company under the Assigned Agreement and (where curable) to cure any existing default thereunder,
(ii) Substitute Owner shall in the reasonable opinion of the Consenting Party be as financially and otherwise capable of performing all obligations of the Company under the Assigned Agreement as the Company at the time it closed the financing of the Project and received the first advance thereunder and (iii) Substitute Owner shall not be an adverse party to the Consenting Party or any of its affiliates in any arbitration or litigation and (iv) Substitute Owner shall not be a direct competitor of the Consenting Party in the manufacture and sale of power generation equipment or a wholly

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owned subsidiary of such entity, (provided that if the Assignee notifies the
Consenting Party of the identity of any proposed purchaser, assignee or transferee, as the case may be, the Consenting Party shall notify the Assignee within 10 days of receipt of such notification by the Assignee as to whether such purchaser, assignee or transferee of the Company fails to meet the requirements of clause (iii) or (iv), and stating the reasons therefor) and (c) as attorney-in-fact for the Company exercise all rights of the Company under the Assigned Agreement in accordance with the terms thereof. Subject to compliance with the provisions of the Assigned Agreement (if applicable) and the terms of this Consent to Assignment, the Consenting Party shall cooperate with the Assignee and with the Assignee's exercise of such rights. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an event of default under any of the Financing Documents, the Assignee, any of the Senior Parties or any of their respective designees or assignees shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder, and to make all demands and give all notices and make all requests required or permitted to be made by the Company under the Assigned Agreement. The Assignee, any of the Senior Parties or any of their respective designees or assignees shall have the right, but not the obligation, to perform any act, duty or obligation required of the Company thereunder at any time; provided that nothing herein shall require the Assignee, any of the Senior Parties or any of their respective designees or assignees to cure any default of the Company under the Assigned Agreement or to perform any act, duty or obligation of the Company under the Assigned Agreement except during any such period that it shall have become a Substitute Owner and assumed such duties and obligations. The obligations of any Substitute Owner shall be no more than that of the Company under such Assigned Agreement, any Substitute Owner shall have no personal liability to the Consenting Party for the performance of such obligations and the sole recourse of the Consenting Party, if there is a Substitute Owner, shall be to Substitute Owner's interest in the Facility. The Assignee is not required to take any discretionary action under this Agreement unless it receives written direction from the Required Senior Parties. The Assignee is entitled to receive indemnification to its satisfaction before taking any action as directed by the Required Senior Parties.

         10. Refinancing. The Consenting Party hereby acknowledges that the Company may from time to time obtain refinancing for the Project (including privately or publicly placed bonds or notes), and the Consenting Party agrees that it will promptly upon request execute in favor of the lenders providing such refinancing a consent to assignment containing terms and conditions that are mutually agreed between the parties.

         11. Representations. The Consenting Party represents and warrants to the Assignee as follows:

                  (a) The Consenting Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions where necessary in light of the business it conducts (including, without limitation, performance of its obligations under the Assigned Agreement) and the properties it owns.

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                  (b) The Consenting Party has the necessary corporate power, corporate authority and legal right to execute, deliver and perform its obligations under the Assigned Agreement and this Consent to Assignment, and the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent to Assignment and the performance of its obligations thereunder and hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Consenting Party's board of directors or any shareholder of the Consenting Party, (ii) violate any provision of the corporate charter or by-laws of the Consenting Party or any provision of any material law, rule or regulation, or any material order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party and the performance of the Assigned Agreement and this Consent to Assignment, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Consenting Party is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Consenting Party; and the Consenting Party is not in violation, breach or default of any provision of the corporate charter or by-laws of the Consenting Party or any provision of any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party and the performance of the Assigned Agreement and this Consent to Assignment or any agreement referred to above in clause (iii) of this subsection (b), which violation could reasonably be expected to have a material adverse effect on the ability of the Consenting Party to perform its obligations under this Consent to Assignment or the Assigned Agreement.

                  (c) The Assigned Agreement and this Consent to Assignment have been duly executed and delivered and each constitutes a valid and binding obligation of the Consenting Party, enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and general equitable principles.

                  (d) No consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained and in full force and effect) is required in connection with the execution and delivery of the Assigned Agreement or this Consent to Assignment or the performance by the Consenting Party of its obligations thereunder or hereunder. The Consenting Party has obtained all permits, licenses, approvals, consents, authorizations and exemptions, if any, with respect to the performance of its obligations under the Assigned Agreement and this Consent to Assignment required by applicable laws, statutes, rules and regulations in effect as of the date hereof other than permits, licenses, approvals, consents, authorizations and exemptions, which are not yet required and which the Consenting Party has no reason to believe will not be obtained in due course when required.

                  (e) The Consenting Party is not in default with respect to the Assigned Agreement and has no knowledge, as of the date hereof, of any claims or rights of set off by the Consenting Party or by any of its affiliates against the Company. To the best of the Consenting Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied

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with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement.

                  (f) There are no proceedings pending or, to the best of the Consenting Party's knowledge after due inquiry, threatened against or affecting the Consenting Party in any court or before any governmental authority or arbitration board or tribunal (whether or not purportedly on behalf of the Consenting Party) which may result in a material or adverse effect upon the property, business, prospects, profits or condition (financial or otherwise) of the Consenting Party, or the ability of the Consenting Party to perform its obligations under, or which purports to affect the legality, validity or enforceability of, the Assigned Agreement or this Consent to Assignment; and the Consenting Party is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal which default could reasonably be expected to have a material adverse effect on the ability of the Consenting Party to perform its obligations under this Consent to Assignment or the Assigned Agreement.

                  (g) All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent to Assignment.

         12. Concerning the Assigned Agreement. Independent Engineer: The Consenting Party acknowledges that the Company has designated Stone and Webster Management Consultants, Inc. together with Stone and Webster Engineering Corporation as Independent Engineer.

         13. Binding Upon Successors. All agreements, covenants, conditions and provisions of this Consent to Assignment shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

         14. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties hereto only and are not a part of this Consent to Assignment.

         15. Governing Law. (a) THIS CONSENT TO ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  (b) Any legal action or proceeding with respect to this Consent to Assignment and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent to Assignment, each of the Consenting Party and the Assignee hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party and the Assignee hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, NY 10019, as its designee,

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appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Assignee or the Consenting Party, as applicable, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Assignee. Each of the Consenting Party and the Assignee irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Consenting Party at its notice address being 4400 Alafaya Trail, Orlando, Florida 32826, Attn: Law Department MC 475 and to the Assignee at the address set forth in Section 4. Each of the Consenting Party and the Assignee hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent to Assignment brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Assignee or any of their respective designees or assignees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

         16. Amendment. This Consent to Assignment may be modified, amended or rescinded only by a writing expressly referring to this Consent to Assignment and signed by both the Consenting Party and the Assignee. The Assignee may request the direction of the Senior Parties prior to signing any amendments described herein.

         17. Severability. Every provision of this Consent to Assignment is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of such other provisions shall remain in full force and effect.

         18. Counterparts. This Consent to Assignment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         19. Authority to Take Specific Actions. Notwithstanding any provision of this Consent to Assignment to the contrary, if an action by the Assignee is authorized by the Assigned Agreement or by this Consent to Assignment, the Consenting Party shall be obligated to recognize or follow instructions given by a Senior Party or any of its respective designees or assignees, or any successor or assign of the Assignee or any Senior Party, only if such person has provided to the Consenting Party reasonable written documentation of its authority by or on behalf of the Assignee to undertake the action which it is requesting or directing, and a written certification to the Consenting Party that it is so authorized to act.

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         20. Consenting Party Liability. This Consent to Assignment is intended to be solely for the benefit of the Assignee and is not intended to provide any additional rights to the Company. In no event shall the Consenting Party be liable for damages or have any liability pursuant to this Consent to Assignment in excess of the maximum liability for which the Consenting Party is liable under the Assigned Agreement. In addition, the terms of Article 14 of the Assigned Agreement shall apply to the Consenting Party's liability under this Consent to Assignment.

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         IN WITNESS WHEREOF, each of the Consenting Party and the Assignee has duly executed this Consent to Assignment as of the date first above written.


                                          SIEMENS WESTINGHOUSE POWER CORPORATION


                                          By: /s/ James Mackey
                                              ----------------------------------
                                          Name:  James Mackey
                                          Title: Director Project Management


                                          IBJ WHITEHALL BANK & TRUST COMPANY,
                                          as COLLATERAL AGENT


                                          By: /s/ Thomas McCutcheon
                                              ----------------------------------
                                          Name:  Thomas McCutcheon
                                          Title: Assistant Vice President


REVIEWED AND CONSENTED TO:

AES IRONWOOD, L.L.C.


By: /s/ Patricia L. Rollin
    ------------------------------
Name:  Patricia L. Rollin
Title: Vice President